Exhibit 99.1

L BRANDS, INC. BOARD APPROVES SEPARATION OF VICTORIA’S SECRET & CO. AND CORPORATE NAME CHANGE TO BATH & BODY WORKS, INC.

COLUMBUS, Ohio (July 9, 2021)— L Brands, Inc. (NYSE: LB) today announced that its Board of Directors (the “Board”) has approved the previously announced separation of the Victoria’s Secret business into an independent, publicly traded company. The new company, named Victoria’s Secret & Co. (“Victoria’s Secret”), will include Victoria’s Secret Lingerie, PINK and Victoria’s Secret Beauty.

In addition, the Board approved a name change from L Brands, Inc. to Bath & Body Works, Inc. (the “Name Change”). L Brands’ stock symbol will also change from “LB” to “BBWI.” The Name Change is expected to become effective on August 2, 2021, in connection with the separation. L Brands’ common stock is expected to start trading under the new stock symbol on August 3, 2021.

The separation will be achieved through the distribution of 100 percent of the shares of Victoria’s Secret to holders of L Brands common stock. L Brands stockholders entitled to receive the distribution will receive a book-entry account statement or a credit to their brokerage account reflecting their ownership of Victoria’s Secret common stock. No action is required by L Brands stockholders to receive Victoria’s Secret shares in the distribution.

The distribution of Victoria’s Secret’s shares is expected to be completed after the market close on August 2, 2021, with L Brands stockholders receiving one share of Victoria’s Secret common stock for every three shares of L Brands common stock held at the close of business on the record date of July 22, 2021. Fractional shares of Victoria’s Secret common stock will not be distributed. Any fractional share of Victoria’s Secret common stock otherwise issuable to an L Brands stockholder will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on its pro rata portion of the net cash proceeds from all sales of fractional shares.

Following the distribution of Victoria’s Secret’s common stock on August 2, 2021, Victoria’s Secret will be an independent, publicly traded company. Victoria’s Secret has received approval for the listing of its common stock on the New York Stock Exchange under the symbol “VSCO.”

Prior to the distribution, L Brands expects to mail an information statement to all stockholders entitled to receive the distribution of shares of Victoria’s Secret’s common stock. The information statement will describe Victoria’s Secret, including the risks of owning Victoria’s Secret’s common stock and other details regarding the spin-off.

The completion of the distribution is subject to a number of customary conditions, including the Securities and Exchange Commission (“SEC”) having declared effective Victoria’s Secret’s Registration Statement on Form 10, as amended, which Victoria’s Secret has filed with the SEC and is available at the SEC’s website at http://www.sec.gov. L Brands expects to receive an opinion from its tax advisor confirming the tax-free status of the spin-off to L Brands and its stockholders (except to the extent of cash received in lieu of fractional shares).

L Brands expects that a “when-issued” public trading market for Victoria’s Secret’s common stock will commence on or about July 21, 2021 under the symbol “VSCO WI”, and will continue through the distribution date. L Brands also anticipates that “regular-way” trading of Victoria’s Secret’s common stock will begin on August 3, 2021, the first trading day following the distribution date.

Beginning on or about July 21, 2021, and through the distribution date, it is expected that there will be two ways to trade L Brands common stock – either with or without the distribution of Victoria’s Secret’s common stock. L Brands stockholders who sell their shares of L Brands common stock in the “regular-way” market (that is, the normal trading market under the symbol “LB”) after the record date and on or prior to the distribution date will be selling their right to receive shares of Victoria’s Secret common stock in connection with the spin-off. Alternatively, L Brands stockholders who sell their shares of L Brands common stock in the “ex-distribution” market during the same period under the symbol “BBWI WI” will not be selling their right to receive shares of Victoria’s Secret common stock in connection with the spin-off. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling shares of L Brands common stock on or before the distribution date.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are serving as financial advisors and Davis Polk & Wardwell LLP is serving as legal counsel to L Brands. Wachtell, Lipton, Rosen & Katz is serving as legal counsel to the independent directors of the Board.

ABOUT L BRANDS:

L Brands, through Bath & Body Works, Victoria’s Secret and PINK, is an international company. The company operates 2,681 company-operated specialty stores in the United States, Canada and Greater China, in more than 700 franchised locations worldwide and through its websites worldwide.

ABOUT VICTORIA’S SECRET:

Victoria’s Secret is the world’s largest intimates specialty retailer offering a wide assortment of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear and athleisure, as well as award-winning prestige fragrances and body care. With nearly 1,400 retail stores worldwide and a predominately female workforce of more than 25,000, Victoria’s Secret boasts the largest team of specialty trained bra fit experts worldwide. Victoria’s Secret is committed to inspiring women around the world with products and experiences that uplift and champion them and their journey while creating lifelong relationships and advocating for positive change.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•	the spin-off may not be consummated within the anticipated time period or at all;
•	disruption to our business in connection with the proposed spin-off and that we could lose revenue as a result of such disruption;
•	the spin-off may not be tax-free for U.S. federal income tax purposes;
•
a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of both businesses or that the companies resulting from the spin-off do not realize all of the expected benefits of the spin-off;

•	the combined value of the common stock of the two publicly-traded companies will not be equal to or greater than the value of our common stock had the spin-off not occurred;
•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;

•	the seasonality of our business;
•	divestitures or other dispositions and related operations and contingent liabilities from businesses that we have divested;
•	difficulties arising from turnover in company leadership or other key positions;
•	our ability to attract, develop and retain qualified associates and manage labor-related costs;
•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•	our ability to grow through new store openings and existing store remodels and expansions;
•	our ability to successfully operate and expand internationally and related risks;
•	our independent franchise, license and wholesale partners;
•	our direct channel businesses;
•	our ability to protect our reputation and our brand images;
•	our ability to attract customers with marketing, advertising and promotional programs;
•	our ability to maintain, enforce and protect our trade names, trademarks and patents;
•	the highly competitive nature of the retail industry and the segments in which we operate;
•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦	political instability, environmental hazards or natural disasters;
◦	significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
◦	duties, taxes and other charges;
◦	legal and regulatory matters;
◦	volatility in currency exchange rates;
◦	local business practices and political issues;
◦	potential delays or disruptions in shipping and transportation and related pricing impacts;
◦	disruption due to labor disputes; and
◦	changing expectations regarding product safety due to new legislation;
•	our geographic concentration of vendor and distribution facilities in central Ohio;
•	fluctuations in foreign currency exchange rates;
•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•	fluctuations in product input costs;
•	our ability to adequately protect our assets from loss and theft;
•	fluctuations in energy costs;
•	increases in the costs of mailing, paper, printing or other order fulfillment logistics;
•	claims arising from our self-insurance;
•	our and our third-party service providers' ability to implement and maintain information technology systems and to protect associated data;
•	our ability to maintain the security of customer, associate, third-party and company information;
•	stock price volatility;
•	our ability to pay dividends and related effects;
•	shareholder activism matters;
•	our ability to maintain our credit rating;
•	our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•	our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•	our ability to comply with regulatory requirements;
•	legal and compliance matters; and
•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Brooke Wilson
(614) 415-6704	(614) 415-6042
apreston@lb.com	communications@lb.com